NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the following securities issued by UBS AG (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

ETRACS Next Generation Internet ETN due July 19, 2041 (suspended:
6/6/2013) symbol: EIPO

ETRACS ISE Solid State Drive Index ETN due September 13, 2041 (suspended:
6/6/2013) symbol: SSDD

ETRACS DJ-UBS Commodity Index 2-4-6 Blended Futures ETN due April 30, 2042 (suspended: 6/6/2013) symbol: BLND

ETRACS Monthly 2xLeveraged Next Generation Internet ETN due July 19, 2041 (suspended: 6/6/2013) symbol: EIPL

ETRACS Monthly 2xLeveraged ISE Cloud Computing TR Index ETN due October 4, 2041 (suspended: 6/6/2013) symbol: LSKY

ETRACS Monthly 2xLeveraged ISE Solid State Drive Index ETN due September 13, 2041 (suspended: 6/6/2013) symbol: SSDL

UBS AG Exchange-Traded Access Securities (E-TRACS) Short Platinum - Linked to the Inverse Performance of the UBS Bloomberg CMCI Platinum Excess Return due 2018 (suspended: 6/6/2013) symbol: PTD


This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the issuer has liquidated the securities listed above. Accordingly, trading in each issue was suspended before the opening on the dates specified above.